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                                                                     Exhibit 4.1

                                SHARE CERTIFICATE

 ORDINARY SHARES                                           CERTIFICATE NO. [---]

                                DEALTIME.COM LTD.
                             COMPANY NO. 51-246003-1

               Incorporated under the Laws of the State of Israel

                         Authorized Capital: NIS 500,000

                               THIS IS TO CERTIFY

                               That ___________].

                           is the registered holder of

                           ___________ ORDINARY SHARES
                         par value NIS 0.01, fully paid
                           in the above named Company,
                 subject to the provisions of the Memorandum and
                    Articles of Association of the Company.

                     Given this __th day of __________, 2000

                         _______________________________
                                    Director

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT, THE SALE IS MADE OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.
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THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED
BY CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES OF ASSOCIATION AND BY THE TERMS OF A CERTAIN SHAREHOLDERS' RIGHTS AGREEMENT DATED FEBRUARY 8, 2000, COPIES OF WHICH MAY BE EXAMINED AT THE OFFICES OF THE COMPANY.